                                                                 Exhibit (o)(ii)

                               SCHEDULE A TO THE
                  AMENDED AND RESTATED MULTIPLE CLASS PLAN OF
                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                   Annual Shareholder Service Fee (as           Annual Transfer Agency Fee (as a
                                   a percentage of average daily net            percentage of average daily net
Name of Fund and Class             assets of the Fund)                          assets of the Fund)
----------------------             ----------------------------------           --------------------------------
Schwab Municipal Money Fund --               0.20%                                             0.25%
Sweep Shares

Schwab Municipal Money Fund --               0.17%                                             0.05%
Institutional Shares

Schwab Municipal Money Fund --               0.17%                                             0.05%
Select Shares

Schwab Municipal Money Fund --               0.17%                                             0.05%
Value Advantage Shares

Schwab California Municipal                  0.20%                                             0.25%
Money Fund -- Sweep Shares

Schwab California Municipal                  0.17%                                             0.05%
Money Fund -- Value Advantage
Shares

Schwab New York Municipal                    0.20%                                             0.25%
Money Fund -- Sweep Shares

Schwab New York Municipal                    0.17%                                             0.05%
Money Fund -- Value Advantage
Shares

Schwab Value Advantage Money                 0.20%                                             0.05%
Fund -- Investor Shares

Schwab Value Advantage Money                 0.03%                                             0.01%
Fund -- Institutional Shares

Schwab Value Advantage Money                 0.10%                                             0.05%
Fund -- Select Shares

Schwab Value Advantage Money                 0.01%                                             0.01%
Fund -- Institutional Prime Shares

Schwab Advisor Cash Reserves --              0.20%                                             0.25%
Sweep Shares

Schwab Advisor Cash Reserves --              0.20%                                             0.25%
Premier Sweep Shares


                       THE CHARLES SCHWAB FAMILY OF FUNDS

                       Signature: /s/ Evelyn Dilsaver
                                  -----------------------
                       Name:      Evelyn Dilsaver
                       Title:     President

                       Dated as of September 7, 2006